UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Guidewire Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 East Hillsdale Blvd., Suite 800

Foster City, CA 94404

(Address of principal executive offices, including zip code)

(650) 357-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Indenture Relating to Convertible Senior Notes” and “Capped Call Transactions” is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Indenture Relating to Convertible Senior Notes” is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On March 13, 2018, Guidewire Software, Inc. (the “Company”) closed its previously announced underwritten public offerings of (1) 2,628,571 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), which includes 342,857 shares sold pursuant to the underwriters’ option to purchase additional shares, which was exercised in full on March 9, 2018; and (2) $400.0 million aggregate principal amount of the Company’s 1.250% Convertible Senior Notes due March 15, 2025 (the “Notes”), which includes $40.0 million principal amount of Notes sold pursuant to the underwriters’ option to purchase additional Notes, which was exercised in full on March 9, 2018, in each case pursuant to a Registration Statement on Form S-3 (File No. 333-223487) (the “Registration Statement”) and a related prospectus, together with the related prospectus supplements for the underwritten public offerings of the Common Stock and the Notes, filed with the Securities and Exchange Commission.

Indenture Relating to Convertible Senior Notes

On March 13, 2018, the Company entered into a First Supplemental Indenture relating to the issuance by the Company of the Notes (the “Supplemental Indenture”) supplementing the Indenture, dated March 13, 2018 (the “Base Indenture,” and together with the Supplemental Indenture, the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The Notes are senior unsecured obligations of the Company.

The Notes will bear interest at a rate of 1.250% per year, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2018. The Notes will mature on March 15, 2025, unless, in each case, earlier repurchased or redeemed by the Company or converted pursuant to their respective terms.

The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding October 15, 2024, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on July 31, 2018 (and only during such fiscal quarter), if the last reported sale price of the Company’s Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after October 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 8.7912 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $113.75 per share of the Common Stock. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change or a redemption period (each as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or during the relevant redemption period.

The Company may redeem the Notes, at its option, on or after March 20, 2022, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest if the last reported sale price of the Company’s Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the three trading days immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. No sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture, and the Form of 1.250% Convertible Senior Note due March 15, 2025 included in the Supplemental Indenture (the “Global Note), which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein.

Capped Call Transactions

On March 9, 2018, in connection with the offering of the Notes, the Company entered into capped call transactions with each of Bank of America, N.A., JPMorgan Chase Bank, National Association, London Branch, and Citibank, N.A., pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The capped call transactions are expected generally to reduce the potential dilution to the Company’s Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of its Common Stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of the Company’s Common Stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions. The initial cap price of the capped call transactions is $153.125 per share and is subject to certain adjustments under the terms of the capped call transactions.

The summary of the capped call transactions is qualified in its entirety by reference to the text of the form of capped call confirmation filed as Exhibit 10.1 to the Current Report on Form 8-K and which is incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 13, 2018, by and between Guidewire Software, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated as of March 13, 2018, by and between Guidewire Software, Inc. and U.S. Bank National Association.

4.3	Form of 1.250% Convertible Senior Note Due March 15, 2025.

10.1	Form of Capped Call Confirmation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Priscilla Hung
Priscilla Hung
Chief Operating Officer

Date: March 13, 2018